Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation
Altivity Packaging Grupo, S. de R.L. de C.V.	Mexico
Altivity Packaging Servicios, S. de R.L. de C.V.	Mexico
Bluegrass Container Canada Holdings, LLC	Delaware
Bluegrass Labels Company, LLC	Delaware
Field Container Queretaro (USA), L.L.C.	Delaware
Golden Equities, Inc.	Colorado
Golden Technologies Company, Inc.	Colorado
Graphic Flexible Packaging, LLC	Delaware
Graphic Packaging Corporation	Delaware
Graphic Packaging Flexible Canada ULC	Canada
Graphic Packaging Flexible Holdings, LLC	Delaware
Graphic Packaging International (Cyprus) Limited	Cyprus
Graphic Packaging International (Shanghai) Co., Ltd.	China
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Canada Corporation	Canada
Graphic Packaging International do Brasil - Embalagens Ltda.	Brazil
Graphic Packaging International Enterprises, Inc.	Delaware
Graphic Packaging International Europe Carton Design Limited	UK
Graphic Packaging International Europe Cartons B.V.	Netherlands
Graphic Packaging International Europe Finance & Real Estates B.V.	Netherlands
Graphic Packaging International Europe Germany GmbH	Germany
Graphic Packaging International Europe Holdings B.V.	Netherlands
Graphic Packaging International Europe Netherlands B.V.	Netherlands
Graphic Packaging International Europe Netherlands Holdings B.V.	Netherlands
Graphic Packaging International Europe S.A.	Belgium
Graphic Packaging International Europe UK Holdings Limited	UK
Graphic Packaging International Europe UK Limited	UK
Graphic Packaging International France	France
Graphic Packaging International GmbH	Germany
Graphic Packaging International Holding Company	Delaware
Graphic Packaging International Holding Sweden AB	Sweden
Graphic Packaging International Japan Ltd.	Japan
Graphic Packaging International Limited	UK
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International Operadora de Mexico, S. de R.L. de C.V.	Mexico
Graphic Packaging International Philanthropic Fund	Delaware
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging International, Inc.	Delaware
Graphic Packaging UK Pension Trustee Company Limited	UK
Handschy Holdings, LLC	Delaware
Handschy Industries, LLC	Delaware
New Materials Limited	UK
PrinTech Systems B.V.	Netherlands
Rengo Riverwood Packaging, Ltd.	Japan
Riverdale Industries, LLC	Delaware
Riverwood International Pension Trustee Company Limited	UK
Slevin South Company	Arkansas